UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive Santa Clara, California 95054-1191 (Address of principal executive offices) (Zip Code)

(408) 654-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 5, 2020, SVB Financial Group (the “Company”) issued and sold at the holding company level $500,000,000 aggregate principal amount of its 3.125% Senior Notes due 2030 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and estimated expenses payable by the Company, will be approximately $495.0 million, and will be used by the Company for general corporate purposes. The Notes bear interest at an annual rate of 3.125% and will mature on June 5, 2030. The Company may redeem the Notes, in whole or in part, at any time and from time to time at the applicable redemption prices set forth in the form of Notes attached hereto as Exhibit 4.3. The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed therein, dated June 2, 2020. The Underwriting Agreement contains various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Notes were issued pursuant to an Indenture, dated September 20, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, and an Officers’ Certificate, dated June 5, 2020, authorizing the terms of the Notes (the “Officers’ Certificate”).

The above description of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Officers’ Certificate and the form of Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 4.2 and Exhibit 4.3 as exhibits to the Company’s registration statement on Form S-3 (File No. 333-234713) (the “Registration Statement”) and such exhibits are hereby incorporated by reference into the Registration Statement.

A copy of the opinion of Sullivan & Cromwell LLP, counsel for the Registrant, relating to the legality of the issuance and sale of the Notes, is attached as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 of this Current Report on Form 8-K are hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

1.1	Underwriting Agreement, dated June 2, 2020, by and among SVB Financial Group and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed therein.

4.1

Indenture, dated September 20, 2010, by and between SVB Financial Group and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 20, 2010).

4.2	Officers’ Certificate dated June 5, 2020, delivered pursuant to the Indenture.

4.3	Form of 3.125% Senior Notes due 2030.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB FINANCIAL GROUP

By:	/s/ Daniel Beck
Name:	Daniel Beck
Title:	Chief Financial Officer

Date: June 5, 2020